EXHIBIT 23

     INDEPENDENT AUDITORS' CONSENT

     We consent to incorporation by reference in the Registration Statements (Nos. 333-64241, 333-65649, and 33-58488) on Form
     S-3, and the Registration Statements (Nos. 33-44255, 33-38761, 33-31802, 2-97322, 2-71704, 33-59316, 33-59318, 33-
     59322, 33-59324, 33-59326, 33-59328, 33-53695, 33-57911, 33-
     59349,  33-65149,  33-25449, 333-42077, 333-46487  and  333-
     46491) on Form S-8 of Sprint Corporation of our report dated May 26, 1998 (August 6, 1998 as to Note 4) on the combined financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries; MinorCo, L.P. and subsidiaries; PhillieCo Partners I, L.P. and subsidiaries and PhillieCo Partners II, L.P. and subsidiaries (which expresses an unqualified opinion and includes an explanatory paragraph referring to the emergence from the development stage) for each of the three years in the period ended December 31, 1997 incorporated by reference in this Form 8-K of Sprint Corporation.


     /s/ Deloitte & Touche LLP


     Kansas City, Missouri
     December 8, 1998